UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 859-1302

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2015, the Board of Directors (the "Board") of BioCryst Pharmaceuticals, Inc. (the "Company") voted to increase the size of the Board from eight directors to nine directors and elected Sanj K. Patel to fill the vacancy created by the enlargement of the Board. The Company issued a news release reporting this matter on September 29, 2015, and a copy of the news release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company's Board of Directors also appointed Mr. Patel to serve on the Finance Committee effective upon his election to the Board of Directors.

Pursuant to the Company's Stock Incentive Plan, Mr. Patel will receive an automatic grant of 16,667 stock options upon joining the Board of Directors, and will be entitled to a grant of 15,000 stock options after each annual stockholders' meeting. Mr. Patel will receive compensation consistent with the Company's director compensation policy as described in the Company's proxy statement for its 2015 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 29, 2015 entitled "Sanj K. Patel Appointed to BioCryst's Board of Directors"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc. (Registrant)
September 29, 2015 (Date)	/s/ ALANE BARNES Alane Barnes Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 29, 2015 entitled "Sanj K. Patel Appointed to BioCryst's Board of Directors"